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                                   EXHIBIT 23

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-115270) and Form S-8 (Nos. 33-9549, 2-87202,
2-80712, 33-65244, 33-61063, 333-109104, 333-118714, 333-34525, 333-87071 and
333-87073) of Chemed Corporation of our report dated March 22, 2005 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 22, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 28, 2005